UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 12, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders on November 12, 2014. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
Delphine Arnault	556,695,775	49,339,815	6,572,592	45,392,071
James W. Breyer	600,848,586	5,216,078	6,543,518	45,392,071
Chase Carey	600,718,420	5,343,741	6,546,021	45,392,071
David F. DeVoe	598,206,786	7,858,911	6,542,485	45,392,071
Viet Dinh	597,188,050	8,869,973	6,550,159	45,392,071
Sir Roderick I. Eddington	553,824,780	52,232,507	6,550,895	45,392,071
James R. Murdoch	549,892,800	56,168,644	6,546,738	45,392,071
K. Rupert Murdoch	598,927,617	5,441,227	8,239,338	45,392,071
Lachlan K. Murdoch	549,629,780	56,430,934	6,547,468	45,392,071
Jacques Nasser	604,012,436	2,043,093	6,552,653	45,392,071
Robert S. Silberman	565,376,379	40,687,088	6,544,715	45,392,071
Tidjane Thiam	605,782,446	272,001	6,553,735	45,392,071

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 passed and was voted upon as follows:

For:	643,889,355
Against:	7,572,201
Abstain:	6,538,694

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	550,844,140
Against:	52,250,676
Abstain:	9,513,366
Broker Non-Votes:	45,392,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: November 12, 2014